Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-157524 and File No. 333-163761 on Form S-8 of ESSA Bancorp, Inc. of our report dated December 16, 2019, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of ESSA Bancorp, Inc. for the year ended September 30, 2019.

/s/ S. R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

December 16, 2019